EXHIBIT 99.2


                                 INVICTA CORP.


   Certification of Procedures Followed in Connection with Sarbanes-Oxley Act
                                  Certification


         The undersigned, Chairman of the Board of Invicta Corp., a Delaware Corporation (the "Company") hereby certifies, for purposes of documenting the steps followed by the officer in connection with the execution and delivery to the Securities and Exchange Commission of the attached certification, as follows:

         (1) I reviewed in detail the Annual Report on Form 10-KSB for the period ending December 31, 2002, (the "Report") shortly before the certification was provided.

         (2) I discussed the substance of the Report with each of the Company's outside auditors and acting controller. These discussions took place at various times and covered principally the financial statement portions of the reports (including the notes which are an integral part of the financial statements) and related financial disclosures. These discussions included my verifying that the financial statements included in the report are accurate and complete, and are properly prepared and consolidated. I confirmed that each of the outside auditors and acting controller were satisfied that the notes to the financial statements read clearly and that the notes fairly explain the company's significant accounting principles and significant estimates, as well as disclose all material contingencies and "off balance sheet" transactions and commitments known to them. In addition, my discussions with outside auditors included a discussion of any material issues that came up in their review of the financial statements and the resolution of those issues. I also verified with the outside auditors and acting controller that internal controls are in place and operating to warrant reliance upon the financial and business information provided to me by management.

         (3) I confirmed that the consolidated financial statements included in the Report are accurate and complete in all material respects, reflect all transactions of the Company during and for the statement period following accounting principles consistent with those applied in prior periods, and that all period end adjustments have been made in a manner consistent with the accounting principles in prior periods (other than usual and customary year end adjustments in the case of interim statements).

         (4) I informed the heads of the Company's primary business units , as well as any officers of those business units who have the primary financial reporting responsibility, that I would be providing a certification regarding the accuracy of the Report and confirmed orally and in writing with each such head and financial officer that insofar as they knew, the Report did not include any untrue statement of a material fact or omit to state a material fact.

         (5) As a result of the foregoing procedures, I concluded that, to the best of my knowledge, I was able to provide the certification without exception.

         In witness whereof, I have executed this certification as of the 20th day of April, 2003.


/s/ Louis Gleckel
-----------------------
Name: Louis Gleckel/Chairman of the Board
Chief Financial Officer